Exhibit 10.2
SECOND AMENDMENT TO
AMENDED AND RESTATED
THE MACERICH COMPANY
EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, The Macerich Company (the “Company”) has established and maintains The Macerich Company Employee Stock Purchase Plan originally, originally effective April 1, 2003, amended and restated effective June 1, 2013, and again amended effective October 23, 2014 (the “Plan”);

WHEREAS, Section 19(d) of the Plan provides for the amendment of the Plan by the Board of Directors (the “Board”);

NOW, THEREFORE, the Plan is hereby amended effective July 25, 2019 as follows:

Section 2 is hereby amended to replace the definition of “Eligible Employee” in its entirety with the following:
“Eligible Employee” means, any employee of the Corporation or of any Participating Subsidiary. Notwithstanding the foregoing, “Eligible Employee” shall not include any employee:
(a)    who has been employed by the Corporation or a Subsidiary for less than forty-five (45) days;
(b)     is providing part-time services and has been employed by the Corporation or a Subsidiary for less than one year; or
(c)    is providing part-time services and whose customary employment is for 19.23 hours or less per week (which is the equivalent of 1,000 hours or less on an annualized basis).
For purposes of the forty-five day employment requirement in (a), employment by a corporation, partnership, limited liability company or other entity prior to the acquisition of such entity by the Corporation or a Subsidiary shall be considered as employment with the Corporation or Subsidiary, as the case may be, and employment in the management of any shopping mall or other property immediately prior to the Corporation’s or a Subsidiary’s acquisition of a direct or indirect interest in, or becoming the manager of, such property of any individual who becomes an employee of the Corporation or Subsidiary in connection with such event shall be counted as employment with the Corporation or Subsidiary, as the case may be, each as determined in the discretion of the Committee.

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Except as amended herein, all other provisions of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officers as of July 25, 2019.

THE MACERICH COMPANY:

By: /s/ Ann C. Menard
Ann C. Menard
Executive Vice President, Chief Legal     Officer and Secretary

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